                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 19, 1999
                                                   --------------



                                  COPE, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                        1-9925                 87-0427731
          --------                        ------                 ----------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


                  Grundstrasse 14, 6343 Rotkreuz, Switzerland
     --------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:    011 41 41 798 3333
                                                   ----------------------



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     On April 19, 1999, the Registrant acquired Hicomp Software Systems GmbH ("Hicomp"), a German software company. Pursuant to a Sale and Assignment of Business Shares entered into on December 21, 1998 between the Registrant and Mr. Uwe Hinrichs, the president and sole shareholder of Hicomp, the Registrant issued 420,000 shares of its common stock, $.001 par value per share ("Common Stock") in exchange for all of the outstanding capital shares of Hicomp.
Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility. The Registrant also granted Mr. Hinrichs certain securities registration rights pursuant to which he is entitled to sell up to 200,000 shares of his Common Stock alongside the Registrant within the framework of a secondary public offering on the Frankfurt Stock Exchange, "Neuer Markt," at the earliest 90 days after the date of the Registrant's acquisition of Hicomp. Mr. Hinrichs granted the Registrant a purchase option, expiring June 30, 2000, to acquire all of the capital shares of two U.S. corporations owned by Mr. Hinrichs which are engaged in the business of distributing the Hiback and Hibars software in the U.S.


Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     Not applicable.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements.
          --------------------

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of COPE, Inc.

   We have audited the accompanying balance sheets of Hicomp Software Systems GmbH (formerly Hinrichs & Hinrichs GmbH) as of December 31, 1998 and December 31, 1997, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicomp Software Systems GmbH at December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Hamburg, July 9, 1999

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft


R. Law                                    P. Marshall
Chartered Accountant                      Certified Public Accountant

                       HICOMP SOFTWARE SYSTEMS GMBH

                              BALANCE SHEETS

                         (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                        ASSETS
Current assets
  Cash and cash equivalents...........................        542        1,508
  Trade accounts receivable, net......................    145,341      250,585
  Other current assets................................     32,895       30,716
                                                        ---------    ---------
Total current assets..................................    178,778      282,809
                                                        ---------    ---------
Property and equipment, net...........................    174,145      111,213
Deferred income taxes.................................    138,780      258,698
                                                        ---------    ---------
                                                          312,925      369,911
                                                        ---------    ---------
    Total assets......................................    491,703      652,720
                                                        =========    =========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings...............................    185,412        4,043
  Trade accounts payable..............................     56,723       36,320
  Deferred revenue on sales contracts.................    202,141      221,593
  Accrued professional fees...........................     62,941        9,842
  Accrued marketing fees..............................     47,710            0
  Other current liabilities...........................    210,887      143,734
                                                        ---------    ---------
Total current liabilities.............................    765,814      415,532
                                                        ---------    ---------
Long term debt........................................    302,717      589,377
Other noncurrent liabilities..........................          0       81,768
                                                        ---------    ---------
    Total liabilities.................................  1,068,531    1,086,677
                                                        ---------    ---------
Shareholders' equity
Share capital.........................................     29,515       29,515
  Retained deficit....................................   (659,203)    (569,636)
  Accumulated other comprehensive income..............     52,860      106,164
                                                        ---------    ---------
    Total shareholders' equity........................   (576,828)    (433,957)
                                                        ---------    ---------
    Total liabilities and shareholders' equity........    491,703      652,720
                                                        =========    =========


                 See accompanying notes to financial statements

                       HICOMP SOFTWARE SYSTEMS GMBH

                           STATEMENTS OF INCOME

                         (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
Net revenue
  User license fees...................................   1,182,295    1,093,783
  Maintenance contract fees...........................     578,766      391,954
  Consulting fees.....................................     159,946          517
                                                        ----------   ----------
Total revenue.........................................   1,921,007    1,486,254
                                                        ----------   ----------
Cost of sales.........................................     (22,012)     (45,468)
                                                        ----------   ----------
Gross profit..........................................   1,898,995    1,440,786
                                                        ----------   ----------
Operating expenses
  Selling, general and administrative expenses........  (1,579,302)  (1,505,097)
  Consultancy expenses................................     (96,401)     (44,705)
  Depreciation and amortization.......................     (80,860)     (57,502)
                                                        ----------   ----------
Total operating expenses..............................  (1,756,563)  (1,607,304)
                                                        ----------   ----------
Operating income (loss)...............................     142,432     (166,518)
Other income (expenses)
  Interest expense....................................     (11,498)     (22,236)
  Interest income.....................................      11,862          673
  Other income........................................      76,175       41,032
                                                        ----------   ----------
Income (loss) before taxes............................     218,971     (147,049)
                                                        ----------   ----------
Deferred income taxes.................................    (120,434)      80,877
                                                        ----------   ----------
Net income (loss).....................................      98,537      (66,172)
                                                        ==========   ==========

              See accompanying notes to financial statements

                       HICOMP SOFTWARE SYSTEMS GMBH

                         STATEMENTS OF CASH FLOWS

                         (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
Cash flows from operating activities:
Net income(loss).....................................      98,537      (66,172)
Adjustments to reconcile net income to net cash
 provided
 by (used in) operating activities:
  Depreciation and amortization......................      80,860       57,502
  Gain on sale of fixed assets.......................     (1,915)            0
  Deferred income taxes..............................     120,434      (80,877)
  Changes in operating assets & liabilities:
    Accounts receivable..............................     105,244      (72,079)
    Other current assets.............................      (2,179)     (26,422)
    Accounts payable & other current liabilities.....     148,510      (82,075)
    Other long-term liabilities......................     (81,768)     (13,712)
                                                         --------     --------
    Total Adjustments................................     369,186     (217,663)
                                                         --------     --------
      Net cash provided by (used in) operating
       activities....................................     467,723     (283,835)
                                                         --------     --------
Cash flow from investing activities:
  Proceeds from sale of fixed assets.................      13,881            0
  Capital expenditures...............................    (138,858)    (109,555)
  Other..............................................      (6,528)        (328)
                                                         --------     --------
      Net cash used in investing activities..........    (131,505)    (109,883)
                                                         --------     --------
Cash flow from financing activities:
  Increase in short term borrowings..................     181,369        4,180
  Change in note receivable/payable due from/to
   shareholder.......................................    (199,564)      13,653
  Change in long term debt...........................    (286,660)     357,418
                                                         --------     --------
Net cash (used in) provided by financing activities..    (304,855)     375,251
                                                         --------     --------
Effect of exchange rate changes on cash flows........     (32,329)      (2,573)
Net decrease in cash.................................        (966)     (21,040)
Cash at beginning of year............................       1,508       22,548
                                                         --------     --------
Cash at end of year..................................         542        1,508
                                                         ========     ========

              See accompanying notes to financial statements

                       HICOMP SOFTWARE SYSTEMS GMBH

                     STATEMENT OF SHAREHOLDERS' EQUITY

              (Amounts in U.S. Dollars, except share amounts)

                                                      Accumulated other     Total
                           Number    Share  Retained    comprehensive   shareholders'
                          of shares capital deficit        income          equity
                          --------- ------- --------  ----------------- -------------
Balance at January 1,
 1997...................   50,000   29,515  (514,924)                     (485,409)
Comprehensive income
 Net loss...............                     (66,172)                      (66,172)
 Foreign currency
  translation
  adjustments...........                                   106,164         106,164
                                                                          --------
Comprehensive income                                                        39,992
Note receivable/payable
 to shareholder.........                      11,460                        11,460
                           ------   ------  --------       -------        --------
Balance at December 31,
 1997...................   50,000   29,515  (569,636)      106,164        (433,957)
                           ------   ------  --------       -------        --------
Comprehensive income
 Net income.............                      98,537                        98,537
 Foreign currency
  translation
  adjustments...........                                   (53,304)        (53,304)
                                                                          --------
Comprehensive income....                                                    45,233
Note receivable/payable
 to shareholder.........                    (188,104)                     (188,104)
                           ------   ------  --------       -------        --------
Balance at December 31,
 1998...................   50,000   29,515  (659,203)       52,860        (576,828)
                           ======   ======  ========       =======        ========

              See accompanying notes to financial statements

                       HICOMP SOFTWARE SYSTEMS GMBH

       NOTES TO THE DECEMBER 31, 1998 AND 1997 FINANCIAL STATEMENTS

Note 1--Basis of Presentation

   The accompanying financial statements present the operations of Hicomp Software Systems GmbH formerly known as Hinrichs and Hinrichs GmbH -- the "Company" or "Hicomp") and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

Nature of operations

   Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility. The Company conducts business principally in western Europe and the United States.

Note 2--Summary of Significant Accounting Policies

Significant Estimates

   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Revenue Recognition

   Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statements of Position 97-2 and 98-4, Software Revenue Recognition. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from product sales to distributors and resellers is recorded when related products are shipped. Consulting revenue is recognized as services are provided. End users of products sold by the Company generally contract with the Company for service and support, which includes normal product maintenance. Revenue from these service and support contracts is recognized in earnings pro rata temporis over the terms of the contracts and the cost associated with these activities is expensed as incurred.

Cash

   Cash includes cash deposited in demand deposits at banks.

Property and Equipment

   Property and equipment is stated at cost and depreciated principally on a straight-line basis over the estimated useful lives of the assets which generally range from 2 to 5 years.

Impairment of Long-lived Assets

   The Company reviews long-lived assets to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Where the undiscounted cash flows is less than the carrying amount of the asset, the asset is written down to its net realizable value measured on the basis of discounted expected cash flows.

                       HICOMP SOFTWARE SYSTEMS GMBH

Foreign Currencies

   The Company principally conducts its business and maintains the financial records in German Marks ("DM," the functional currency).

   Assets and liabilities denominated in the functional currency are translated into United States Dollars ("USD" or "$") at the exchange rate as of the balance sheet date. Income statement accounts denominated in the functional currency are translated using the average exchange rate for the period. Translation adjustments resulting from this process are recorded as a component of other comprehensive income and are accumulated in a separate component of shareholder's equity.

   Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income.

Income taxes

   As a result of prior years operating losses the Company has net operating loss carryforwards for income tax purposes. These loss carryforwards have been capitalized following the requirements of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

Other Comprehensive Income

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which requires presentation of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholder's Equity.

Fair Value

   The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value due to the short-term maturities of these instruments.

Note 3--Property and Equipment

   Property and equipment consist of the following:

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                           USD          USD
      Computer software...............................     78,002       63,756
      Office equipment................................    313,950      196,373
      Accumulated depreciation........................   (217,807)    (148,916)
                                                         --------     --------
        Total property and equipment, net.............    174,145      111,213
                                                         ========     ========

Note 4--Short-term Borrowings

   As of December 31, 1998, the Company had short-term overdraft facilities. Amounts drawn down under these facilities are due on demand. Amounts outstanding at December 31, 1998 and 1997 total $185,412 and $4,043, respectively. The interest rate on the amount outstanding was 11.25% at December 31, 1998 and 1997. Interest paid in respect of short-term borrowings for the years ending December 31, 1998 and 1997 amounted to $2,437 and $2,061, respectively.

                       HICOMP SOFTWARE SYSTEMS GMBH

Note 5--Other Liabilities

   Other liabilities consist of the following:

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                           USD          USD
      Payroll and employee benefits...................    48,900       35,085
      Sales tax payable (VAT).........................    24.959       20,516
      Accrued liability-Borsu.........................   101,388       55,600
      Accrued liability-Deutsche Bank.................         0       69,662
      Other...........................................    35,640       44,639
                                                         -------      -------
        Total other liabilities.......................   210,887      225,502
        Portion classified as non-current.............         0      (81,768)
                                                         -------      -------
        Total other current liabilities...............   210,887      143,734
                                                         -------      -------

Note 6--Income Taxes

   The Company accounts for income taxes using the liability method required by FASB Statement No. 109, Accounting for Income Taxes.

   At December 31, 1998 and 1997, the Company has net operating loss carryforwards (NOL's) of approximately DM 449,000 and DM 764,000, respectively, for corporate income tax purposes and approximately, DM 365,000 and DM 680,000, respectively, for local trade tax purposes. These NOL's resulted from losses incurred during the first years of the Company's operations. Under German tax law the NOL's are not currently subject to any expiration limitations. For financial reporting purposes, no valuation allowance has been recorded as the Company's management expects existing service and support contracts and licensing programs to produce sufficient taxable income to realize the deferred tax asset.

   The deferred tax asset comprised solely the above net operating loss carryforward calculated as follows: the local trade tax rate of 19% is first applied to the NOL for trade tax purposes with the result reducing the NOL for corporate income tax purposes; the remaining NOL for corporate income tax purposes is multiplied by the German corporate tax rate of 40%, and the solidarity tax rate of 5.5%.

Note 7--Long-term Debt

   On May 22, 1998 the Company paid a long-term debt obligation in the amount of $278,102. The original amount borrowed was $201,740 which was entered into in February 1994. The related annual interest rate was 8%. The amount of related interest paid in 1998 totaled $9,061.

   At December 31, 1997 the outstanding balance totaled $263,116 including accrued interest of $20,149.

   In October 1997, the Company entered into an agreement with Commerzbank AG (the "Commerz Agreement") in the amount of $341,520. The amount is not interest bearing. The Commerz Agreement settles defaulted loans in the amounts of $2,028,236 and $251,615 relating to companies previously owned by the shareholder of Hicomp, Mr. Hinrichs. Under terms of the Commerz Agreement, the Company is to make monthly payments in the amount of $3,757 beginning in November 1997 through October 2004 followed by 12 monthly payments of $2.161 ending in October 2005. According to the Commerz Agreement, should monthly payments become greater than 21 days overdue then Commerzbank AG has the right to nullify the agreement and seek further restitution.

   At December 31, 1998 and 1997 the outstanding balance under the Commerz Agreement totaled $302,717 and $326,261, respectively.

                       HICOMP SOFTWARE SYSTEMS GMBH

Note 8--Related Party Transactions

   At December 31, 1998 and 1997, the Company held notes receivable in the amounts of $450,810 and $155,714, respectively, from the Hicomp shareholder, Mr. Hinrichs. The notes accrue interest at a rate of 5% annually. The note as of December 31, 1998, will be paid immediately upon the sole shareholder's sale of COPE, Inc. (COPE) shares during COPE's secondary offering. (See Note 13 Subsequent Events)

   In 1995, Hicomp entered into a licensing agreement (the Agreement) with Hicomp USA, Inc., an entity wholly owned by the Company's shareholder, Mr. Hinrichs. Under terms of the Agreement, the Company is to pay fees equal to 7.5% of license program revenues to Hicomp USA. As of December 31, 1998 and 1997 amounts totaling $262,706 and $167,174 had been accrued for license fees payable to Hicomp USA. These amounts have been netted against the shareholder receivable discussed above on the accompanying balance sheets as of December 31, 1998 and 1997.

   Attorney fees totaling $89,455 and $23,735 as of December 31, 1998 and 1997, respectively, were incurred by the Company. The fees were charged by an attorney who is also a member of board of directors of Hicomp USA. Hicomp USA is wholly owned by the Company's shareholder, Mr. Hinrichs.

   See Note 7 "Long-term Debt" for disclosure relating to the Commerzbank Agreement.

   As of December 31, 1998 and 1997, the Company incurred expenses of $81,200 and $70,451, respectively, relating to companies previously owned by the Company's shareholder, Mr. Hinrichs. $71,968 and $36,413 of these expenses relate to a former line of credit entered into with Deutsche Bank AG and Hicomp Storage, an entity which was wholly owned by the shareholder of the Company, Mr. Hinrichs.

   During 1998 and 1997, the Company made payments in the amount of $17,428 and $5,173 for rent on the principal residence of Hicomp's shareholder, Mr. Hinrichs. The payments were made in accordance with the terms of the shareholder's former employment contract, but not in accordance with the subsequent employment contract.

Note 9--Leases

   The Company has operating leases primarily for office space, office equipment and automobiles which expire at various dates through the year 2003 with, in some instances, renewal privileges. Operating lease costs are charged to income as incurred.

   The minimum annual rental commitments under long-term non-cancelable operating leases were as follows:

                                                              December 31,  1998
                                                              ------------------
                                                                     USD
      1999...................................................      162,575
      2000...................................................      143,928
      2001...................................................      140,985
      2002...................................................      124,614
      2003...................................................      104,579
                                                                   -------
        Total future minimum lease payments..................      676,681
                                                                   =======

   Total rent expense for operating leases was $169,525 and $159,497 for the years ended December 31, 1998 and 1997, respectively.

                       HICOMP SOFTWARE SYSTEMS GMBH

Note 10--Commitments and Contingent Liabilities

   In 1995 the Company entered into a joint venture with Borsu Systema (Borsu) to form Hicomp Borsu, to develop certain data technology. Subsequently, due to a change of shareholders at Borsu, the joint venture was dissolved. As a result, disagreements arose about amounts owed between the companies.

   Subsequent to the balance sheet date, Hicomp received correspondence from attorneys representing Aecis B.V. (formerly Borsu) notifying Hicomp of claims approximating $119,000. As of the date of the opinion of these financial statements no payment has been made nor have terms of settlement been formally agreed upon. As of December 31, 1998, the Company has accrued $101,000 relating to this issue and management believes the accrual to be adequate.

   Management is not aware of any other matters that could give rise to any liability to the Company that would have a material adverse effect on the Company's business, financial condition or results of operations.

Note 11--Concentration of Credit Risks

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is principally denominated in DM and is maintained principally with one financial institution in Germany.

   The Company provides credit in its normal course of business to a wide variety of customers and, generally, requires no collateral from its customers. There was no allowance for doubtful accounts in 1998 based on management's expectations of collectibility. The Company performs ongoing credit evaluations of its customers.

Note 12--Subsequent Event

   On April 19, 1999, COPE, Inc., a U.S. holding corporation with principal operations in Switzerland and Germany, and a provider of data storage, consulting services and solutions, acquired Hicomp in a stock transaction accounted for using the purchase method of accounting. COPE issued 420,000 new shares in exchange for all outstanding Hicomp shares. Under terms of the purchase agreement, any tax liabilities which arise in the future for Hicomp but relate to the period before the purchase by COPE, are to be born wholly by the seller.

               (b)  Pro Forma Financial Statements

                  COPE, INC. AND HICOMP SOFTWARE SYSTEMS GMBH

              PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (Unaudited)

To reflect COPE's acquisition of Hicomp

   The following tables present summary historical information for COPE and Hicomp derived from their financial statements. The acquisition of Hicomp will be accounted for using the purchase method of accounting and, accordingly, the assets acquired and the liabilities assumed will be recorded at their fair values as of the date of the acquisition, which are not expected to differ significantly from historical costs. The excess of the purchase price over the fair value of the assets and the liabilities assumed will be recorded as goodwill.

   The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 present the results for COPE and Hicomp as if the acquisition of Hicomp had occurred on January 1, 1998.

   The unaudited pro forma financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statement of operations does not purport to represent what our results of operations would have been if the events described above had occurred as of the dates indicated or what our results of operations would be for any future periods. The unaudited pro forma statements of operations are based on assumptions and adjustments that we believe are reasonable. The unaudited pro forma statements of operations, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes included elsewhere in this document.

   This information is based on the historical financial statements of both COPE and Hicomp as well as the unaudited interim condensed consolidated financial statements and the related notes that are included elsewhere in this current report.

                                COPE, INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

             (Amounts in U.S. Dollars, except share amounts)

                       Year Ended December 31, 1998

                          Cope, Inc.   Hicomp GmbH         Pro Forma
                         ------------  -----------  -----------------------------
                                Historical          Adjustments      Consolidated
                         -------------------------  -----------      ------------
Net Revenue
  Total revenue......... $ 29,059,150  $ 1,921,007      (39,775) (1) $ 30,892,672
                                                        (47,710) (2)
  Cost of sales.........  (20,281,131)     (22,012)         --        (20,303,143)
                         ------------  -----------  -----------      ------------
  Gross profit..........    8,778,019    1,898,995     (87,485)        10,589,529
                         ------------  -----------  -----------      ------------
Operating expenses
  Selling, general and
   administrative
   expenses.............   (6,992,971)  (1,579,302)      47,710  (2)   (8,524,563)
  Consultancy expenses..     (292,689)     (96,401)                      (389,090)
  Depreciation and
   amortization.........     (336,936)     (80,860)  (3,042,912) (3)   (3,460,708)
  Impairment of
   intangible assets....      (63,004)           0            0           (63,004)
                         ------------  -----------  -----------      ------------
    Total operating
     expenses...........   (7,685,600)  (1,756,563)  (2,995,202)      (12,437,365)
                         ------------  -----------  -----------      ------------
Operating income
 (loss).................    1,092,419      142,432   (3,082,687)       (1,847,836)
Other income (expense):
  Interest expense......     (127,028)     (11,498)     100,000  (4)      (38,526)
  Interest income.......       26,698       11,862                         38,560
  Other.................       34,112       76,175                        110,287
                         ------------  -----------  -----------      ------------
                              (66,218)      76,539      100,000           110,321
                         ------------  -----------  -----------      ------------
Earnings (loss) before
 taxes..................    1,026,201      218,971   (2,982,687)       (1,737,515)
Current income taxes....     (158,141)           0          --           (158,141)
Deferred income taxes...      143,511     (120,434)         --             23,077
                         ------------  -----------  -----------      ------------
Net income (loss)....... $  1,011,571  $    98,537  $(2,982,687)     $ (1,872,579)
                         ============  ===========  ===========      ============
Earnings (loss) per
 share.................. $       0.34            0                   $      (0.56)
Weighted average shares
 outstanding............    2,936,589                                   3,356,589

--------

(1) Elimination of intercompany sales

(2) Elimination of intercompany management fees

(3) Amortization of goodwill

(4) Decrease in interest expense attributable to the assumed repayment of $2.5 million in borrowings from the proceeds of the offering.

                                COPE, INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

             (Amounts in U.S. Dollars, except share amounts)

                  For the Six Months Ended June 30, 1999


                          COPE, Inc.   Hicomp GmbH        Pro Forma
                         ------------  ----------- ---------------------------
                                Historical         Adjustments    Consolidated
                         ------------------------- -----------    ------------
Net Revenue
  Total revenue......... $ 16,563,976   $ 450,907                 $ 17,014,883
  Cost of sales.........  (10,698,666)       (915)                 (10,699,581)
                         ------------   ---------                 ------------
  Gross profit..........    5,865,310     449,992                    6,315,302
                         ------------   ---------                 ------------
Operating expenses
  Selling, general and
   administrative
   expenses.............   (4,774,214)   (349,775)                  (5,123,989)
  Consultancy expenses..     (252,561)    (14,402)                    (266,963)
  Depreciation and
   amortization.........     (876,600)    (40,075)   (891,013)(1)   (1,807,688)
                         ------------   ---------   ---------     ------------
    Total operating
     expenses...........   (5,903,375)   (404,252)   (891,013)      (7,198,640)
                         ------------   ---------   ---------     ------------
Operating income
 (loss).................      (38,065)     45,740    (891,013)        (883,338)
Other income (expense):
  Interest expense......      (83,129)    (30,562)     50,000 (2)      (63,691)
  Interest income.......       51,185           0                       51,185
  Other.................         (199)     27,659                       27,460
                         ------------   ---------   ---------     ------------
                              (32,143)     (2,903)     50,000           14,954
                         ------------   ---------   ---------     ------------
Earnings (loss) before
 taxes..................      (70,208)     42,837    (841,013)        (868,384)
Current income taxes....      (37,454)          0                      (37,454)
Deferred income taxes...     (143,198)    (23,560)                    (166,758)
                         ------------   ---------   ---------     ------------
Net income (loss)....... $   (250,860)  $  19,277   $(841,013)    $ (1,072,596)
                         ============   =========   =========     ============
Earnings (loss) per
 share.................. $      (0.08)          0                 $      (0.30)
Weighted average shares
 outstanding............    3,327,979                                3,580,907

--------

(1)  Amortization of goodwill

(2) Decrease in interest expense attributable to the assumed repayment of $2.5 million in borrowings related of the net proceeds from the Offering

     (c)  Exhibits.
          --------

               10.26 Sale and Transfer of Business Shares (HICOMP Software Systems GmbH) dated December 21, 1998 between Registrant and Uwe Hinrichs*

* Filed as an exhibit to Report on Form 10-KSB for the year ended December 31, 1998, filed on May 7, 1999 (File No. 1-9925) incorporated herein by reference.

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COPE, Inc.
                                   (Registrant)



Date: September 10, 1999            By: /s/ Markus Bernhard
                                       ----------------------------------------
                                       Markus Bernhard, Chief Financial Officer